                                                                   EXHIBIT 10.18

                              CONSULTING AGREEMENT

THIS AGREEMENT made as of the 28th day of January, 2002,

AMONG:

         ASPREVA PHARMACEUTICALS CORPORATION, a corporation incorporated under the laws of Canada, and having its address at 2600 - 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3

         (the "CORPORATION")

AND:

         GENWORKS INC., a company duly incorporated pursuant to the laws of Nova Scotia and having an office at 4484 West 7th Avenue, Vancouver, British Columbia, V6R 1W9

         (the "CONSULTANT")

AND:

         DR. MICHAEL HAYDEN, of 4484 West 7th Avenue, Vancouver, British Columbia, V6R 1W9

         (the "CONSULTANT'S DESIGNATED EMPLOYEE")

WITNESSES THAT WHEREAS:

A. The Corporation is carrying on business as a pharmaceutical company, specializing in the development and commercialization of rare disease therapeutics and orphan drugs as defined by the U.S. Orphan Drug Act (the "Business");

B. The Corporation wishes to retain the services of the Consultant to aid and assist the Corporation as a consultant by providing certain services in scientific and clinical issues and other medical or human genetic topics mutually agreed upon with the Corporation and the Consultant's Designated Employee shall serve as the Chair of the Corporation's Medical Advisory Committee;

C. The Consultant's Designated Employee is an employee and principal shareholder of the Consultant and is qualified to provide the services on behalf of the Consultant; and

D. In consideration of and as a condition of the Corporation entering into this Agreement with the Consultant, the Consultant's Designated Employee has agreed to be a party to this Agreement as hereinafter provided.

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                                      - 2 -

1. Engagement The Corporation does hereby appoint and engage the Consultant as its consultant and advisor with respect to the services referred to in Section 2 hereof, for the compensation and the term hereinafter set forth, and the Consultant hereby accepts such appointment and engagement by the Corporation, all upon and subject to the terms and conditions of this Agreement.

2. Services During the term of this Agreement, the Consultant agrees to provide to the Corporation in a good and faithful manner, using its best efforts and in a manner that will promote the interests of the Corporation, those advisory and consulting services (the "SERVICES") described in Schedule A attached hereto. The Corporation and the Consultant agree that in providing the Services, the Consultant shall be responsible to and shall report to the Chief Executive Officer of the Corporation or to such other person as the Chief Executive Officer of the Corporation shall from time to time designate (the "REPRESENTATIVE").

3. Personnel The Consultant agrees with the Corporation to cause the Services to be provided on behalf of the Consultant exclusively by the Consultant's Designated Employee.

4. Limited Authority as Agent The Consultant and the Consultant's Designated Employee agree that neither of them may act as an agent of the Corporation except with the express prior written authority of the Corporation. Without limiting the generality of the foregoing, neither the Consultant nor the Consultant's Designated Employee shall commit or be entitled to commit the Corporation to any obligation whatsoever nor shall they incur or be entitled to incur any debt or liability whatsoever on behalf of the Corporation, without in each case the express prior written authority of the Corporation. Any obligations, debts or liabilities incurred other than as aforesaid shall be exclusively for the account of the Consultant and the Consultant's Designated Employee.

5. Term and Renewal The term of this Agreement (the "TERM") shall commence on March 1, 2002 and shall terminate on March 1, 2006, unless earlier terminated as hereinafter provided. This Agreement will be extended for successive terms of one (1) year each on the same terms and conditions set out herein unless the parties otherwise agree in writing or unless this Agreement is terminated as hereinafter provided.

6. Termination by the Parties The Consultant, the Consultant's Designated Employee and the Corporation shall have the right to terminate this Agreement as follows:

         (a) by mutual consent with such notice or compensation as may be agreed in writing by the parties;

         (b) by the Corporation, at its option without notice or compensation, for cause at any time. Without restricting the generality of the term in any way, "cause" shall be deemed to include the following:

                  (i) the failure to provide to the Corporation the minimum full time equivalent service level set out in Schedule A hereto, and such failure continues for longer than 30 days after the Consultant receives written notice from the Corporation of such failure;

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                                     - 3 -

                  (ii) a material breach of the provisions of this Agreement by the Consultant or the Consultant's Designated Employee;

                  (iii) the commission of theft, embezzlement, fraud, obtaining funds or property under false pretences or similar acts of misconduct with respect to the property of the Corporation or its employees or the Corporation's clients or suppliers by the Consultant or the Consultant's Designated Employee;

                  (iv) any oral or written representations made by the Consultant or the Consultant's Designated Employee to the Corporation with the intent to deceive or mislead the Corporation;

                  (v) the commission of malfeasance, dishonesty or breach of trust against the Corporation or its employees or the Corporation's clients or suppliers by the Consultant or the Consultant's Designated Employee;

                  (vi) the entering of a guilty plea or any conviction of the Consultant's Designated Employee for any crime involving fraud, misrepresentation or for a serious criminal offence which impacts adversely on the Corporation; and

                  (vii) any other matter constituting just cause at common law.

         (c) by the Corporation, at its option without notice or compensation, if the Consultant's Designated Employee becomes and remains physically and mentally incapable of providing the Services for a period of not less than six (6) consecutive months;

         (d) by the Corporation, at its option without notice or compensation, upon the death of the Consultant's Designated Employee; and

         (e) by the Corporation, at any time, without cause, upon delivery of six (6) months written notice provided that the Corporation shall always have the right in lieu of the notice period to pay the Consultant an amount equal to the amount that would have been earned by the Consultant during the notice period if the Consultant were to provide the Services during the notice period in accordance with this Agreement.

         (f) by the Consultant, upon delivery of a written notice providing at least 3 months notice to that affect to the Corporation.

7. No Damages for Termination Neither the Consultant nor the Consultant's Designated Employee shall, as a result of any termination of this Agreement or the Term in accordance with Section 6 above, be entitled to any notice, fees, payments or damages arising by virtue of or in any way relating to the Consultant's and the Consultant's Designated Employee's relationship to the Corporation, except:

         (a) those (if any) specified in Section 6 or Section 9, as applicable; and

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                                     - 4 -

         (b) fees and bonuses earned by the Consultant hereunder that are unpaid at the effective date of any termination, and expenses to which the Consultant is entitled to reimbursement hereunder as at the effective date of any termination.

8. Fees Provided the Consultant renders the Services satisfactorily in accordance with this Agreement, and provided the Consultant and the Consultant's Designated Employee are not in default under this Agreement, the Corporation agrees to pay to the Consultant for the Services rendered by the Consultant during the Term of this Agreement, an amount based on the % full time equivalent ("FTE") provided to the Corporation which shall not be less than 20% FTE and not exceed 50% FTE unless agreed to by the parties. The calculation will be based on a FTE fee of $200,000 per annum and be adjusted annually at time of performance review by the Corporation's compensation committee. The Consultant shall invoice the Corporation monthly for the monthly fee payable hereunder plus GST. Each invoice submitted shall be satisfactory in form, substance and detail to the Corporation acting reasonably. It is expressly agreed by the parties that the invoices submitted by the Consultant will not have to detail all time spent by the Consultant in providing the Services. No fees shall be payable by the Corporation nor accrue to the Consultant pursuant to this Agreement until the Corporation has completed offerings of its equity securities raising aggregate gross proceeds of at least $2 million.

9. Expenses The Consultant shall be reimbursed by the Corporation for all ordinary and reasonable travelling and other out-of-pocket expenses legitimately incurred in connection with the provision of the Services. The Consultant shall seek pre-authorization from the Corporation for any expense in excess of $6,000. Any expense outside such limitations shall be considered a business expense of the Consultant, and will not be reimbursed to the Consultant except with the approval in writing of the Chief Executive Officer. The Consultant shall be required to furnish to the Corporation satisfactory statements and vouchers as and when required as detailed in the policy statements of the Corporation as revised from time to time regarding travel and promotion expenses as a condition precedent to entitlement for reimbursement as aforesaid.

10. Bonuses The Consultant shall be eligible for bonuses based on the performance of the Corporation and the Services provided by the Consultant and the Consultant's Designated Employee hereunder. All bonuses shall be at the sole discretion of the Board.

11. Disclosure of Conflicts of Interest During the term of this Agreement, the Consultant shall promptly, fully and frankly disclose to the Corporation in writing:

         (a) the nature and extent of any interest the Consultant or the Consultant's Designated Employee or any Affiliate or Associate (as hereinafter defined) of either of them has or may foreseeably have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Corporation or any subsidiary or affiliate of the Corporation; and

         (b) every office the Consultant or the Consultant's Designated Employee or any Affiliate or Associate of either of them may hold or acquire, and every property the Consultant or the Consultant's Designated Employee or any Affiliate or Associate of either of them may possess or acquire, whereby directly or indirectly

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                                     - 5 -

                  a duty or interest might be created in conflict with the interests of the Corporation or the duties and obligations of the Consultant or the Consultant's Designated Employee under this Agreement; and

         (c) the nature and extent of any conflict referred to in subparagraph (b) above.

In this Agreement, the expressions "AFFILIATE" and "ASSOCIATE" shall include all those persons and entities that are included within the definitions or meanings of "affiliate" and "associate" respectively as set forth in sections 1(l) and 1(2) of the Company Act (British Columbia) as amended from time to time, or any successor legislation of similar force and effect, and "Associate" shall also include the parents, brothers and sisters of the Consultant's Designated Employee.

12. Avoidance of Conflicts of Interest The Consultant and the Consultant's Designated Employee acknowledge that it is the policy of the Corporation that all interests and conflicts of the sort described in Section 11 be avoided, and the Consultant agrees to comply with and to cause the Consultant's Designated Employee to comply with all policies or directives of the Corporation from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described in Section 11 above. During the Term of this Agreement, the Consultant and the Consultant's Designated Employee shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or the duties and obligations of the Consultant or the Consultant's Designated Employee under this Agreement or that would otherwise prevent the Consultant or the Consultant's Designated Employee from performing the Services hereunder, and the Consultant and the Consultant's Designated Employee hereby represent and warrant that neither the Consultant nor the Consultant's Designated Employee nor any Affiliate or Associate of either of them has entered into any such agreement, arrangement or understanding.

13. Confidentiality and Assignment of Inventions. Concurrently with execution and delivery of this Agreement and in consideration of the Consultant's and the Consultant's Designated Employee's relationship with the Corporation, the Consultant, the Consultant's Designated Employee and the Corporation will enter into a "Confidentiality Agreement and Assignment of Inventions" in the form attached hereto as SCHEDULE B.

14. Non-Competition and Non-Solicitation The Consultant and the Consultant's Designated Employee each covenant, undertake and agree with the Corporation that during the term of this Agreement and for a period of 6 months from the date of termination thereof, neither of them will, on their own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever including, without limitation, as an employer, employee, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, distributor, consultant, supplier, trustee or alone, through or in connection with any Person:

         (a) carry on or be engaged in, concerned with or interested in, or advise, invest in or give financial assistance to, or permit either of their names to be used in connection with any business, enterprise or undertaking that is competitive in the

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                                     - 6 -

                  Business of the Corporation, except as may be expressly permitted in writing by the Corporation; or

         (b) either directly or indirectly assist any Person to employ, offer employment to or solicit the employment of or otherwise entice away from the employment of the Corporation, any individual who is employed by the Corporation at the date of termination of this Agreement or who was employed by the Corporation within the 6 month period immediately preceding the date of this Agreement.

In this Agreement, "PERSON" shall mean any individual or other entity or group of individuals or other entities possessed of juridical personality, including, without limitation, a natural person, firm, association, syndicate, company, corporation, cooperative, partnership, trust, unincorporated association, affiliate or governmental body, and pronouns when they refer to a Person shall have a similarly extended meaning.

15. Provisions Reasonable. It is acknowledged that:

         (a) the Corporation has operated and competed and will operate and compete in a global market, with respect to the Business of the Corporation;

         (b) competitors of the Corporation and the Business are located in countries around the world;

         (c) in order to protect the Corporation adequately, any enjoinder of competition would have to apply world wide;

         (d) during the term of this Agreement, the Consultant and the Consultant's Designated Employee have acquired and will acquire knowledge of, and come into contact with, initiated and established relationship both existing and new clients, customers, suppliers, principals, contacts and prospects of the Corporation;

         (e) in light of the foregoing, the provisions of Section 14 above are reasonable and necessary for the proper protection of the business, property and goodwill of the Corporation and the Business.

16. Severability If any provision of this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity, subject matter or otherwise, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law. If, notwithstanding the foregoing, any provision of this Agreement is to be held to be invalid or illegal, then such invalid, illegal provision shall be severable and severed from the other provisions of this Agreement and the Agreement shall remain to be construed as if such invalid, illegal provision had never been contained herein.

17. Remedies The Consultant and the Consultant's Designated Employee each acknowledge and agree that any breach or threatened breach of this Agreement by either of them could cause irreparable damage to the Corporation or its partners, subsidiaries or affiliates, that such harm could not be adequately compensated by the Corporation's recovery of monetary

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                                     - 7 -

damages, and that in the event of a breach by the Consultant or the Consultant's Designated Employee, the Corporation shall have in addition to any and all other remedies at law or in equity, the right to an injunction, specific performance or other equitable relief, as well as any equitable accounting of all of the Consultant's or the Consultant's Designated Employee's profits or benefits arising out of such breach, to prevent any violation by the Consultant or the Consultant's Designated Employee of any of the provisions of this Agreement including, without limitation, the provisions of Sections 11, 12, 13 and 14. In the event of any dispute under any of Sections 11, 12, 13 and 14, the Consultant and the Consultant's Designated Employee agree that the Corporation shall be entitled, without showing actual damages, to a temporary or permanent injunction restraining conduct of the Consultant and/or the Consultant's Designated Employee pending a determination of such dispute and that no bond or other security shall be required from the Corporation in connection therewith. The Consultant and the Consultant's Designated Employee acknowledge and agree that the remedies of the Corporation specified in this Agreement are in addition to and not in substitution for any other rights and remedies of the Corporation at law or in equity and that all such rights and remedies are cumulative and not alternative or exclusive of any other rights or remedies and that the Corporation may have recourse to any one or more of its available rights and remedies as it shall see fit.

18. Waiver Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by indulgence, delay or other act, omission or conduct. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

19. Governing Laws This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada, and the parties hereto attorn to the exclusive jurisdiction of the federal and provincial courts of such province.

20. Survival of Terms The representations, warranties, covenants, agreements, obligations and liabilities of the Consultant and of the Consultant's Designated Employee under any and all of Sections 12, 13, 14, 21 and 22 of this Agreement shall survive any expiration or termination of this Agreement or of the Term. Any expiration or termination of this Agreement or of the Term shall be without prejudice to any rights and obligations of the parties hereto arising or existing up to the effective date of such expiration or termination, or any remedies of the parties with respect thereto.

21. No Assignment The Consultant acknowledges and agrees that:

         (a) the Services contracted for under this Agreement are the personal services of the Consultant to be provided on its behalf by the Consultant's Designated Employee;

         (b) the Consultant may not delegate or subcontract for any of its duties or obligations under this Agreement except to the Consultant's Designated Employee as provided herein; and

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                                     - 8 -

         (c) the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or mortgaged, without the prior written consent of the Corporation which may be unreasonably withheld.

22. Relationship It is expressly acknowledged and agreed by the parties hereto that the only relationship of the Consultant to the Corporation created by this Agreement shall for all purposes be that of an independent contractor, and the Consultant's Designated Employee shall for all purposes be an employee of the Consultant and not an employee of the Corporation. The Consultant and the Consultant's Designated Employee further acknowledge and agree that, except as provided in this Agreement, the Consultant and the Consultant's Designated Employee will not be entitled to any compensation, remuneration or benefits from the Corporation in connection with any matter or thing contemplated by or done pursuant to this Agreement. The Consultant and/or the Consultant's Designated Employee shall, at their own expense, pay all income taxes, employment insurance, Canada Pension Plan and Workers Compensation contributions, and all other taxes, charges and contributions levied as required by all competent governmental authority in respect of the monies paid to the Consultant under this Agreement.

The Consultant and the Consultant's Designated Employee shall indemnify and hold harmless the Corporation from and against all assessments, claims, liabilities, costs, expenses and damages that the Corporation may suffer or incur with respect to any such benefits, and the Consultant agrees that the Corporation may set off any such assessments, claims, liabilities, costs, expenses and damages against any fees or other amounts payable by the Corporation to the Consultant.

23. Taxes Based on the relationships of the parties as described in Section 22, the Consultant and the Consultant's Designated Employee covenant and agree to pay and be responsible for all income taxes and all other taxes whatsoever now or hereafter payable in connection with any fee, remuneration or compensation provided under this Agreement or any compensation or benefits provided by the Consultant to the Consultant's Designated Employee pursuant to their employment relationship. The Consultant and the Consultant's Designated Employee shall, jointly and severally, indemnify and hold harmless the Corporation from all assessments, claims, demands, costs, expenses and liability that the Corporation may ever suffer or incur with respect to any such taxes.

24. Notices Any notice or other communication under this Agreement or in connection herewith shall be in writing and shall be delivered or faxed to the Consultant, the Consultant's Designated Employee or the Corporation at the addresses or fax numbers set out below. If the address, fax number or telephone numbers set out below shall change during the Term, the party shall promptly provide the new address, fax number or telephone number to the other parties:

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                                     - 9 -

         If to the Corporation:

                  Aspreva Pharmaceuticals Corporation
                  c/o Farris, Vaughan, Wills & Murphy
                  2600 - 700 West Georgia Street
                  Vancouver, BC, V7Y 1B3
                  Attn:  R. Hector MacKay-Dunn
                  Facsimile: (604) 661-9349

         If to the Consultant:

                  Genworks Inc.
                  4484 West 7th Avenue
                  Vancouver, BC, V6R 1W9

         If to the Consultant's Designated Employee:

                  Michael Hayden
                  4484 West 7th Avenue
                  Vancouver, BC, V6R 1W9

         Any notice delivered or faxed shall be deemed to have been given and received on the first business day following the date of delivery or fax.

25. Interpretation If the sense or context of this Agreement so requires, the singular shall be construed to include the plural and vice versa, and the neuter shall be construed to include the feminine or masculine or body politic or body corporate and vice versa. In this Agreement "herein", "hereby", "hereunder", "hereof", "hereto" and words of similar import, refer to this Agreement as a whole and not to any particular Section or part of this Agreement. The headings and captions of Sections of this Agreement are inserted for convenience of reference only and are not to be considered when interpreting this Agreement. Any covenants or agreements made by both the Consultant and the Consultant's Designated Employee shall be joint and several covenants and agreements of such parties. All sums of money set forth in this Agreement are expressed in Canadian dollars.

26. Independent Legal Advice The Consultant and the Consultant's Designated Employee acknowledge that they have each read and understood this Agreement and all of its terms and conditions, and acknowledge that they have each had an opportunity to obtain such legal and other advice about it as deemed necessary.

27. Time Due to the time sensitive nature of the Corporation's business, time is of the essence.

28. Enurement Subject to Section 21, this Agreement shall enure to the benefit and be binding on the respective heirs, executors, administrators, successors and assigns of the Corporation, the Consultant and the Consultant's Designated Employee.

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                                     - 10 -

29. Entire Agreement This Agreement constitutes the entire agreement between the Corporation and the Consultant and between the Corporation and the Consultant's Designated Employee with respect to the subject matters hereof, and supersedes any previous communications, understandings and agreements between the Corporation and the Consultant or the Corporation and the Consultant's Designated Employee regarding the subject matters hereof, whether written or oral. Except as otherwise provided in this Agreement, this Agreement may only be amended by further agreement in writing signed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

ASPREVA PHARMACEUTICALS CORPORATION

Per: /s/ RICHARD M. GLICKMAN
     ----------------------------------------
     Richard M. Glickman
     Chairman

GENWORKS INC.

Per: /s/ MICHAEL HAYDEN
     ---------------------------------------
     Authorized Signatory

EXECUTED by DR. MICHAEL                              )
HAYDEN in the presence of:                           )
                                                     )
S. Hayden                                            )
-----------------------------------------------------
Name                                                 )
4484 West 7th Avenue                                 )   /s/ MICHAEL HAYDEN
-----------------------------------------------------    -----------------------
Address                                              )   DR. MICHAEL HAYDEN
Vancouver V6R 1W9                                    )
-----------------------------------------------------
                                                     )
Businesswoman                                        )
-----------------------------------------------------
Occupation                                           )
                                                     )

                                   SCHEDULE A

                                    SERVICES

The Consultant and the Consultant's Designated Employee shall report to the Chief Executive Officer of the Corporation and shall devote sufficient working time and efforts to the clinical, scientific and business affairs of the Corporation as are necessary and consistent with the needs of the Corporation, and in any event provide a service level to the Corporation not less than a 20% FTE and not more than a 50% FTE. The Services to be provided by the Consultant and the Consultant's Designated Employee are as follows:

         - Consults on all aspects of the Corporation's drug assessment and clinical development programs;

         - Chairs the Corporation's Medical Advisory Board, consulting with individual members of the Board as necessary;

         - Consults on the recruitment of senior clinical and regulatory staff;

         - Oversees development and implementation of the Corporation's search and development plans and participates in the development and execution of the Corporation's overall strategic plan;

         - Consults on the development and implementation of appropriate policies and procedures governing the Corporation's search and development activities;

         - Represents the Corporation in meetings with the pharmaceutical industry and the scientific and business community including attending conferences and meetings both within and outside of Canada;

         - Ensures that all scientific activities and operations are carried out in compliance with local, provincial, federal and governmental regulations and bylaws; and

         - Any such other services as the Board of Directors of the Corporation shall determine, from time to time, in accordance with policies and procedures established by the Corporation. At the option of the Corporation, the Consultant or and the Consultant's Designated Employee may from time to time perform services on behalf of the affiliates of the Corporation.

                                   SCHEDULE B

                          CONFIDENTIALITY AGREEMENT AND
                            ASSIGNMENT OF INVENTIONS

                       ASPREVA PHARMACEUTICALS CORPORATION

                                                                January 28, 2002

PRIVATE AND CONFIDENTIAL

Genworks Inc.
4484 West 7th Avenue
Vancouver, British Columbia, V6R 1W9

And

Michael Hayden
4484 West 7th Avenue
Vancouver, British Columbia, V6R 1W9

The purpose of this letter is to confirm and record the terms of the agreement (the "AGREEMENT") between you and Aspreva Pharmaceuticals Corporation ("ASPREVA") concerning the terms on which you will (i) receive from and disclose to Aspreva proprietary and confidential information; (ii) agree to keep the information confidential, to protect it from disclosure and to use it only in accordance with the terms of this Agreement; and (iii) assign to Aspreva all rights, including any ownership interest which may arise in all inventions and intellectual property developed or disclosed by you in the performance of consulting services with Aspreva. The effective date ("EFFECTIVE DATE") of this Agreement is the date that you began providing services to Aspreva, as indicated in the Consulting Agreement between Genworks Inc., Michael Hayden and Aspreva dated as of January 28, 2002 (the "Consulting Agreement").

In consideration of the execution of the Consulting Agreement by Aspreva and the payment by Aspreva to you of the sum of CDN$1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and Aspreva hereby agree as follows:

1.                INTERPRETATION

1.1               DEFINITIONS.

                  In this Agreement:

         (a) "CONFIDENTIAL INFORMATION", subject to the exemptions set out in Section 2.8, shall mean any information relating to Aspreva's Business (as hereinafter defined), whether or not conceived, originated, discovered, or developed in whole

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                                     - 2 -

                  or in part by you, that is not generally known to the public or to other persons who are not bound by obligations of confidentiality and:

                  (i) from which Aspreva derives economic value, actual or potential, from the information not being generally known; or

                  (ii) in respect of which Aspreva otherwise has a legitimate interest in maintaining secrecy;

                  and which, without limiting the generality of the foregoing, shall include;

                  (iii) all proprietary information licensed to, acquired, used or developed by Aspreva in its research and development activities including but not restricted to the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by U.S. Orphan Drug Act, other scientific strategies and concepts, designs, know-how, information, material, formulas, processes, research data and proprietary rights in the nature of copyrights, patents, trademarks, licenses and industrial designs;

                  (iv) all information relating to Aspreva's Business, and to all other aspects of Aspreva's structure, personnel, and operations, including financial, clinical, regulatory, marketing, advertising and commercial information and strategies, customer lists, compilations, agreements and contractual records and correspondence; programs, devices, concepts, inventions, designs, methods, processes, data, know-how, unique combinations of separate items that is not generally known and items provided or disclosed to Aspreva by third parties subject to restrictions on use or disclosure;

                  (v) all know-how relating to Aspreva's Business including, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, and all applications, registrations, licenses, authorizations, approvals and correspondence submitted to regulatory authorities;

                  (vi) all information relating to the businesses of competitors of Aspreva including information relating to competitors' research and development, intellectual property, operations, financial, clinical, regulatory, marketing, advertising and commercial strategies, that is not generally known;

                  (vii) all information provided by Aspreva's agents, consultants, lawyers, contractors, licensors or licensees to Aspreva and relating to Aspreva's Business; and

                  (viii) all information relating to your compensation and fees, except that you shall be entitled to disclose such information to your bankers, advisors, agents, consultants and other third parties who have a duty of confidence to you and who have a need to know such information in order to provide advice, products or services to you.

         (b) "INVENTIONS" shall mean any and all discoveries, developments, enhancements, improvements, concepts, formulas, processes, ideas, writings, whether or not reduced to practice, industrial and other designs, patents, patent applications, provisional patent applications, continuations, continuations-in-part, substitutions, divisionals, reissues, renewals, re-examinations, extensions, supplementary protection certificates or the like, trade secrets or utility models, copyrights and other forms of intellectual property including all applications, registrations and related foreign applications filed and registrations granted thereon.

         (c) "WORK PRODUCT" shall mean any and all Inventions and possible Inventions relating to Aspreva's Business resulting from any work performed by you for Aspreva that you may invent or co-invent during your involvement in any capacity with Aspreva, except those Inventions invented by you entirely on your own time that do not relate to Aspreva's Business or do not derive from any equipment, supplies, facilities, Confidential Information or other information, gained, directly or indirectly, by you from or through your involvement in any capacity with Aspreva.

         (d) "ASPREVA'S BUSINESS" shall mean the businesses actually carried on by Aspreva, directly or indirectly, whether under an agreement with or in collaboration with, any other party including but not exclusively, related to the development and commercialization of drugs for rare diseases and conditions and orphan drugs as defined by the U.S. Orphan Drug Act.

2.                CONFIDENTIALITY

2.1               BASIC OBLIGATION OF CONFIDENTIALITY.

                  You hereby acknowledge and agree that in the course of your involvement with Aspreva, Aspreva may disclose to you or you may otherwise have access or be exposed to Confidential Information. Aspreva hereby agrees to provide such access to you and you agree to receive and hold all Confidential Information on the terms and conditions set out in this Agreement. Except as set out in this Agreement, you will keep strictly confidential all Confidential Information and all other information belonging to Aspreva that you acquire, observe or are informed of, directly or indirectly, in connection with your involvement, in any capacity, with Aspreva.

2.2               FIDUCIARY CAPACITY.

                  You will be and act toward Aspreva as a fiduciary in respect of the Confidential Information.

2.3               NON-DISCLOSURE.

                  Unless Aspreva first gives you written permission to do so under Section 2.7 of this Agreement, you will not at any time, either during or after your involvement in any capacity with Aspreva;

         (a) use or copy Confidential Information or your recollections thereof;

         (b) publish or disclose Confidential Information or your recollections thereof to any person other than to employees of Aspreva who have a need to know such Confidential Information for their work for Aspreva;

         (c) permit or cause any Confidential Information to be used, copied, published, disclosed, translated or adapted except as otherwise expressly permitted by this Agreement;

         (d) permit or cause any Confidential Information to be stored off the premises of Aspreva, including permitting or causing such Information to be stored in electronic format on personal computers, except in accordance with written procedures of Aspreva, as amended from time to time in writing; or

         (e) communicate the Confidential Information or your recollections thereof to another employee of Aspreva in a public place or using methods of communication that are capable of being intercepted (such as unencrypted messages using the internet or cellular phones) or overheard, without the written permission of Aspreva.

2.4               TAKING PRECAUTIONS.

                  You will take all reasonable precautions necessary or prudent to prevent material in your possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties.

2.5               ASPREVA'S OWNERSHIP OF CONFIDENTIAL INFORMATION.

                  As between you and Aspreva, Aspreva shall own all right, title and interest in and to the Confidential Information, whether or not created or developed by you.

2.6               CONTROL OF CONFIDENTIAL INFORMATION AND RETURN OF INFORMATION.

                  All physical materials produced or prepared by you containing Confidential Information, including, without limitation, biological material, chemical entities, test results, notes of experiments, computer files, photographs, x-ray film, designs, devices, formulas, memoranda, drawings, plans, prototypes, samples, accounts, reports, financial statements, estimates and materials prepared in the course of your obligations to or for the benefit of Aspreva, shall belong to Aspreva, and you will promptly turn over to Aspreva's possession every original and copy of any and all such items in your possession or control upon request by Aspreva. You shall not permit or cause any physical materials to be stored off the premises of Aspreva, unless in accordance with written procedures of Aspreva, as amended from time to time in writing. You shall not transfer any biological material to another person outside of Aspreva, unless a material transfer agreement has been signed by both Aspreva and the other party. You shall not accept any biological material from another person outside of Aspreva, unless in accordance with written procedures of Aspreva, as amended from time to time in writing.

2.7               PURPOSE OF USE.

                  You will use Confidential Information only for purposes authorised or directed by Aspreva.

2.8               EXEMPTIONS.

                  Your obligation of confidentiality under this Agreement will not apply to any of the following:

         (a) information that is already known to you, though not due to a prior disclosure by Aspreva or by a person who obtained knowledge of the information, directly or indirectly, from Aspreva;

         (b) information disclosed to you by another person who is not obliged to maintain the confidentiality of that information and who did not obtain knowledge of the information, directly or indirectly, from Aspreva;

         (c) information that is developed by you independently of Confidential Information received from Aspreva and such independent development can be documented by you;

         (d) other particular information or material which Aspreva expressly exempts by written instrument signed by Aspreva;

         (e) information or material that is in the public domain through no fault of your own; and

         (f) information or material that you are obligated by law to disclose, to the extent of such obligation, provided that:

                  (i) in the event that you are required to disclose such information or material, then, as soon as you become aware of this obligation to disclose, you will provide Aspreva with prompt written notice so that Aspreva may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement;

                  (ii) if Aspreva agrees that the disclosure is required by law, it will give you written authorization to disclose the information for the required purposes only;

                  (iii) if Aspreva does not agree that the disclosure is required by law, this Agreement will continue to apply, except to the extent that a Court of competent jurisdiction orders otherwise; and

                  (iv) if a protective order or other remedy is not obtained or if compliance with this Agreement is waived, you will furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain confidential treatment of such Confidential Information.

3.                ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

3.1               NOTICE OF INVENTION.

                  You agree to promptly and fully inform Aspreva of all your Work Product, whether or not patentable, throughout the course of your involvement, in any capacity, with Aspreva, whether or not developed before or after your execution of this Agreement. On your ceasing to be employed by Aspreva for any reason whatsoever, you will immediately deliver up to Aspreva all of your Work Product. You further agree that all of your Work Product shall at all times be the Confidential Information of Aspreva.

3.2               ASSIGNMENT OF RIGHTS.

                  Subject only to those exceptions set out in Exhibit A hereto, you will assign, and do hereby assign, to Aspreva or, at the option of Aspreva and upon notice from Aspreva, to Aspreva's designee, your entire right, title and interest in and to all of your Work Product during your involvement, in any capacity, with Aspreva and all other rights and interests of a proprietary nature in and associated with your Work Product, including all patents, patent applications filed and other registrations granted thereon. To the extent that you retain or acquire legal title to any such rights and interests, you hereby declare and confirm that such legal title is and will be held by you only as trustee and agent for Aspreva. You agree that Aspreva's rights hereunder shall attach to all of your Work Product, notwithstanding that it may be perfected or reduced to specific form after you have terminated your relationship with Aspreva. You further agree that Aspreva's rights hereunder are worldwide rights and are not limited to Canada, but shall extend to every country of the world.

3.3               MORAL RIGHTS.

                  Without limiting the foregoing, you irrevocably waive any and all moral rights arising under the Copyright Act (Canada), as amended, or any successor legislation of similar force and effect or similar legislation in other applicable jurisdictions or at common law that you may have with respect to your Work Product, and agree never to assert any moral rights which you may have in your Work Product, including, without limitation, the right to the integrity of such Work Product, the right to be associated with the Work Product, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Work Product and the right to restrain the use or reproduction of the Work Product in any context and in connection with any product, service, cause or institution, and you further confirm that Aspreva may use or alter any such Work Product as Aspreva sees fits in its absolute discretion.

3.4               GOODWILL.

                  You hereby agree that all goodwill you have established or may establish with clients, customers, suppliers, principals, shareholders, investors, collaborators, strategic partners, licensees, contacts or prospects of Aspreva relating to the business or affairs of Aspreva (or of its partners, subsidiaries or affiliates), both before and after the Effective Date, shall, as between you and Aspreva, be and remain the property of Aspreva exclusively, for Aspreva to use, alter, vary, adapt and exploit as Aspreva shall determine in its discretion.

3.5               ASSISTANCE.

                  You hereby agree to reasonably assist Aspreva, at Aspreva's request and expense, in:

         (a) making patent applications for your Work Product, including instructions to lawyers and/or patent agents as to the characteristics of your Work Product in sufficient detail to enable the preparation of a suitable patent specification, to execute all formal documentation incidental to an application for letters patent and to execute assignment documents in favour of Aspreva for such applications;

         (b) making applications for all other forms of intellectual property registration relating to your Work Product;

         (c) prosecuting and maintaining the patent applications and other intellectual property relating to your Work Product; and

         (d) registering, maintaining and enforcing the patents and other intellectual property registrations relating to your Work Product.

3.6               ASSISTANCE WITH PROCEEDINGS.

                  You further agree to reasonably assist Aspreva, at Aspreva's request and expense, in connection with any defence to an allegation of infringement of another person's intellectual property rights, claim of invalidity of another person's intellectual property rights, opposition to, or intervention regarding, an application for letters patent, copyright or trademark or other proceedings relating to intellectual property or applications for registration thereof.

4.                GENERAL

4.1               TERM AND DURATION OF OBLIGATION.

                  The term of this Agreement is from the Effective Date and terminates on the date that you are no longer working at or for Aspreva. Except as otherwise agreed in a written instrument signed by Aspreva, Article 2 shall survive the termination of this Agreement, including your obligations of confidentiality and to return Confidential Information, and shall endure, with respect to each item of Confidential Information, for so long as those items fall within the definition of Confidential Information. Sections 1.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13
shall also survive the termination of this Agreement.

4.2               BINDING NATURE OF AGREEMENT.

                  This Agreement is not assignable by you. You agree that this Agreement shall be binding upon your heirs and estate.

4.3               NON-COMPETITION.

                  While you are an employee of Aspreva, you will not provide services to or enter into a contract of employment or service in any capacity for any business which is in any way competitive with Aspreva's Business without the prior written consent of Aspreva.

4.4               NO CONFLICTING OBLIGATIONS.

                  You represent and warrant that you will not use or disclose to other persons at Aspreva information that (i) constitutes a trade secret of persons other than Aspreva during your employment at Aspreva, or (ii) which is confidential information owned by another person. You represent and warrant that you have no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information that are in conflict with anything in this Agreement.

4.5               EQUITABLE REMEDIES.

                  You acknowledge and agree that a breach by you of any of your obligations under this Agreement would result in damages to Aspreva that could not be adequately compensated by monetary award. Accordingly, in the event of any such breach by you, in addition to all other remedies available to Aspreva at law or in equity, Aspreva shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement, without having to prove damages to the court.

4.6               PUBLICITY.

                  You shall not, without the prior written consent of Aspreva, make or give any public announcements, press releases or statements to the public or the press regarding your Work Product or any Confidential Information.

4.7               SEVERABILITY.

                  If any covenant or provision of this Agreement or of a section of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, then such void or unenforceable covenant or provision shall not affect or impair the enforceability or validity of the balance of the section or any other covenant or provision.

4.8               TIME OF ESSENCE/NO WAIVER.

                  Time is of the essence hereof and no waiver, delay, indulgence, or failure to act by Aspreva regarding any particular default or omission by you shall affect or impair any of Aspreva's rights or remedies regarding that or any subsequent default or omission that is not expressly waived in writing, and in all events time shall continue to be of the essence without the necessity of specific reinstatement.

4.9               FURTHER ASSURANCES.

                  The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

4.10              NOTICES.

                  All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the parties at the addresses indicated below.

                  IF TO ASPREVA:

                  Aspreva Pharmaceuticals Corporation
                  Farris, Vaughan, Wills & Murphy
                  2600 - 700 West Georgia Street
                  Vancouver, B.C. V7Y 1B3
                  Attn:  R. Hector MacKay-Dunn
                  Fax:  (604) 661-9349

                  IF TO GENWORKS INC.:

                  Genworks Inc.
                  4484 7th Avenue
                  Vancouver, B.C. V6W 1W9

                  IF TO MICHAEL HAYDEN:

                  Michael Hayden
                  4484 7th Avenue
                  Vancouver, B.C. V6W 1W9

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section 4.10.

4.11              AMENDMENT.

                  No amendment, modification, supplement or other purported alteration of this Agreement shall be binding unless it is in writing and signed by you and by Aspreva.

4.12              ENTIRE AGREEMENT.

                  This Agreement supersedes all previous dealings, understandings, and expectations of the parties and constitutes the whole agreement with respect to the matters contemplated hereby, and there are no representations, warranties, conditions or collateral agreements between the parties with respect to such transactions except as expressly set out herein.

4.13              GOVERNING LAW.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

4.14              INDEPENDENT LEGAL ADVICE.

                  You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

4.15              ACCEPTANCE

                  If the foregoing terms and conditions are acceptable to you, please indicate your acceptance of and agreement to the terms and conditions of this Agreement by signing below on this letter and on the enclosed copy of this letter in the space provided and by returning the enclosed copy so executed to us. Your execution and delivery to Aspreva of the enclosed copy of this letter will create a binding agreement between us.

Thank you for your cooperation in this matter.

Yours truly,

ASPREVA PHARMACEUTICALS CORPORATION

By: /s/ RICHARD M. GLICKMAN
    -----------------------------------------
    Authorized Signatory

Accepted and agreed to as of the 28th day of January, 2002

GENWORKS INC.

By: /s/ MICHAEL HAYDEN
    -----------------------------
    Authorized Signatory

                                            /s/ MICHAEL HAYDEN
___________________________________         ---------------------------
Witness Signature                           SIGNATURE OF MICHAEL HAYDEN
___________________________________
Witness Name
___________________________________
Occupation
___________________________________
Address

                                    EXHIBIT A

                           EXCLUSION FROM WORK PRODUCT

                                      NONE.